Exhibit 10.13

GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

2006 LONG-TERM EQUITY PLAN

The Plan has been established to attract and retain individuals eligible to participate in the Plan and to further the growth, development and financial success of the Company by aligning the interests of Participants, through the ownership of shares of the Company’s Common Stock and other incentives, with those of the Company and the Company’s shareholders. Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Purchase Rights or Other Stock-Based Awards.

1.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 3 hereof.

(b)	“Applicable Laws” means the requirements relating to the administration of stock option plans under applicable state corporate laws, federal and state securities laws (including requirements for exemptions pursuant to rules under Section 16) and the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted.

(c)	“Award” means a grant under this Plan of Options, Restricted Stock, Stock Appreciation Rights, Stock Purchase Rights or Other Stock-Based Awards.

(d)	“Award Agreement” means the document which evidences an Award and which sets forth the terms, conditions and limitations relating to such Award.

(e)	“Board” or “Board of Directors” means the board of directors of the Company.

(f)	“Change in Control” means the occurrence of any of the circumstances described below in subparagraphs (i) through (iv):

(i)	If any “person,” except for:

•	the Company or any Subsidiary of the Company; or

•	a trustee or other entity holding securities under any employee benefit plan of the Company or any Subsidiary of the Company,

is or becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing more than 35% of the combined total voting power of the Company’s then-outstanding securities.

As used in this definition of “change in control,” “person” is used as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934

(as amended), and “beneficial owner” is used as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended).

(ii)	If during any period of two consecutive years, the individuals constituting the Board of Directors of the Company at the beginning of the two-year period; and any new Director – except for a director designated by a person who has entered into an agreement with the Company to effect a “change in control” described in (i), (iii) or (iv) – whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were either directors at the beginning of the two-year period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board.

(iii)	If the shareholders of the Company approve a merger, consolidation or share exchange with any other “person,” other than:

•	a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent (either by remaining outstanding or being converted into voting securities of either (A) the surviving entity, or (B) another entity that owns, directly or indirectly, the entire voting interest in the surviving entity (the “parent”)) more than 50% of the voting power of the voting securities of the Company or the surviving entity (or its “parent”) outstanding immediately after such event; or

•	a merger or consolidation effected to implement a recapitalization of the Company in which no “person” acquires more than 30% of the combined voting power of the Company’s then-outstanding securities;

then, a “change in control” shall have occurred immediately prior to such merger, consolidation or share exchange.

(iv)	The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means a committee of Directors appointed by the Board to administer the Plan in accordance with Section 3 hereof, which Committee shall be constituted to comply with Applicable Laws.

(i)	“Common Stock” means the common stock of the Company.

(j)	“Company” means Gordon Biersch Brewery Restaurant Group, Inc.

(k)	“Director” means a member or a person who has agreed to become a member of the Board of Directors of the Company.

(l)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m)	“Employee” means any person, including, without limitation, any Officer, who is employed by the Company or any Parent or Subsidiary of the Company or who has accepted an offer of employment. An Employee shall not cease to be an Employee in the case of any leave of absence approved by the Company or transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)	“Option” means a stock option granted pursuant to Section 7.

(t)	“Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(u)	“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(v)	“Other Stock-Based Award” means an Award granted pursuant to Section 11, other than an Option, Restricted Stock, Stock Appreciation Right or Stock Purchase Right, that is paid with, valued in whole or in part by reference to or is otherwise based on Shares.

(w)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)	“Participant” means any person, including Employees, Directors and consultants selected by the Administrator to receive an Award under this Plan.

(y)	“Plan” means this 2006 Long-Term Equity Plan.

(z)	“Restricted Stock” means an Award granted to a Participant pursuant to Section 9.

(aa)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(bb)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(cc)	“Stock Appreciation Right” or “SAR” means the grant, pursuant to Section 8, of a right to receive payment from the Company, in the form of stock, cash or a combination of both, equal to the excess of the Fair Market Value of one or more Shares over the exercise price of such Shares under the terms of such Stock Appreciation Right.

(dd)	“Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 10.

(ee)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.	Stock Subject to the Plan. An aggregate of 25,000 Shares may be issued pursuant to Awards under this Plan, subject to adjustments pursuant to Section 14.

If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

3.	Administration of the Plan.

(a)	Authority of the Administrator. The Plan shall be administered by the Administrator. The Administrator shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select eligible persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that Awards continue to qualify for exemptions under Rule 16b-3 of the Exchange Act and make all other decisions and determinations as the Administrator may deem necessary or advisable for the administration of the Plan. Any action of the Administrator shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareowners, Participants, transferees under Section 13(a) below or other persons claiming rights from or through a Participant.

(b)	Limitation of Liability. In addition to such other rights of indemnification as they have as directors or as members of the Administrator, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement (provided such settlement is approved to the extent required by and in the manner provided by the certificate of incorporation or bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding.

4.	Eligibility.

(a)	Subject to the provisions of the Plan, the Administrator may from time to time select, from all eligible Participants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No eligible Participant shall have the right to receive an Award under the Plan, or, if selected to receive an Award, the right to continue to receive Awards.

(b)	Only key managerial Employees of the Company, Parent or Subsidiary may be eligible to receive an Award of Incentive Stock Options.

(c)	Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continued employment by the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

5.	Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

6.	Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement that shall specify the terms, conditions, limitations and such other provisions applicable to the Award as the Administrator shall determine.

7.	Stock Options.

(a)	Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option for such Shares is granted.

(b)	Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, with respect to any Incentive Stock Option, the following shall apply:

(i)	Disability or Death. An Incentive Stock Option must be exercised within one year of the date of death or Disability of the Participant.

(ii)	Termination of Employment. An Incentive Stock Option must be exercised within ninety (90) days from the date the Participant terminates employment for any reason.

(c)	Option Exercise Price and Consideration.

(i)	The per Share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but in the case of an Incentive Stock Option

(A)	granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)	granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d)	Exercise of Option. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

8.	Stock Appreciation Rights.

(a)	SARs may be granted at a price determined by the Administrator, and may be granted in tandem with an Option, such that the exercise of the SAR or related Option will result in a forfeiture of the right to exercise the related Option for an equivalent number of shares, or independently of any Option.

(b)	An SAR may be exercised at such times as may be specified in an Award Agreement, in whole or in installments, which may be cumulative and shall expire at such time as the Administrator shall determine at the time of grant.

(c)	SARs shall be exercised by the delivery of a written notice of exercise to the Company setting forth the number of Shares with respect to which the SAR is to be exercised.

9.	Restricted Stock.

(a)	Restricted Stock may be granted alone or in conjunction with other Awards under the Plan and may be conditioned upon continued employment for a specified period, the attainment of specific performance goals or such factors as the Administrator may determine. In making an Award of Restricted Stock, the Administrator will determine the restrictions that will apply, the period during which the Award is subject to such restrictions, and the price, if any, payable by a recipient. The Administrator may amend any Award of Restricted Stock to accelerate the dates after which such Award may be executed in whole or in part.

(b)	Nontransferability. Shares of Restricted Stock shall not be transferable until after removal of the legend with respect to such shares.

10.	Stock Purchase Rights.

(a)

Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b)	Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)	Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)	Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised.

11.	Other Stock-Based Awards.

(a)	The Administrator shall have complete discretion in determining the number of Shares subject to Other Stock-Based Awards, the consideration for such Awards and the terms, conditions and limitations pertaining to same including, without limitation, restrictions based upon the achievement of specific business objectives, tenure and other measurements of individual or business performance, and/or restrictions under applicable federal or state securities laws, and conditions under which such Awards will lapse.

(b)	Payment of Other Stock-Based Awards may be in the form of cash, Shares, other Awards, or in such combinations thereof as the committee shall determine at the time of grant, and with such restrictions as it my impose. Payment may be made in a lump sum or in installments as prescribed by the Administrator. The Administrator may also require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts or the payment or crediting of dividend equivalent to deferred amounts denominated in Shares.

(c)	The Administrator may, at its sole discretion, direct the Company to issue Shares subject to such restrictive legends and/or stop transfer instructions as the Administrator deems appropriate.

12.	Performance Awards.

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 12(b) in the case of a Performance Award intended to qualify under Code Section 162(m).

(b)	Performance Awards Granted to Certain Eligible Participants. If the Administrator determines that a Performance Award to be granted to the chief executive officer (or person acting in such capacity) or any of the four highest compensated officers (other than the chief executive officer) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals that are based upon business criteria meeting the requirements set forth in regulations promulgated under Section 162(m) of the Code. The establishment of performance goals shall be made by the Administrator, or a sub-Committee appointed for such purpose, consisting only of 2 or more “outside directors” within the meaning of the regulations promulgated under Section 162(m). The Administrator may not delegate any responsibility relating to such Performance Awards.

(c)	Determinations. All determinations by the Administrator as to the establishment of performance goals, the amount of any Performance Award and as to the achievement of performance goals relating to Performance Awards under Section 12(b) shall be made in writing in the case of any Award intended to qualify under Code Section 162(m).

(d)	Interpretations. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	Limits on Transferability. Except as otherwise provided in this Section 13, no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant.

(a)	Transferability of Options. Unless otherwise specified in the Award, an Option may be transferred pursuant to a domestic relations order issued by a court of competent jurisdiction or to a spouse or former spouse, provided such transfer is “incident to divorce” within the meaning of Section 1041(a) of the Code. With respect to any Option transferred pursuant to this Section 13(a), any such Option shall be exercisable only by the designated transferee.

(b)	Transferees Subject to Terms of Award. Any transferee, or other person claiming any rights under the Plan from or through any Participant, shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Administrator.

14.	Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

15.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.	Conditions Upon Issuance of Shares.

(a)	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)	Withholding of Taxes. To the extent permitted by law, the Company shall have the right to deduct from any award or payment of any kind the amount of any federal, state or local taxes required by law to be withheld.

17.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.	Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.	Change in Control. In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(a)	Options, SARs and Stock Purchase Rights. Any Option, SAR, Stock Purchase Right or Other Stock-Based Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 13.

(b)	Restricted Stock or Other Stock Based Award. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Other Stock Based Award shall lapse and such Award shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 13.

(c)

Limitations on Company in Event of a Change in Control. In the event of a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

20.	Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

21.	Information to Participants. The Company shall provide to each Participant, not less frequently than annually during the period such Participant has one or more Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.